Exhibit 1.01

CLEAN ENERGY FUELS CORP.

Conflict Minerals Report

For the Reporting Period from January 1, 2015 to December 31, 2015

This Conflict Minerals Report (the “Report”) of Clean Energy Fuels Corp. (the “Company”) has been prepared pursuant to Rule 13p-1 and Form SD (collectively, the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period from January 1, 2015 to December 31, 2015 (the “Reporting Period”). As permitted by applicable guidance of the Securities and Exchange Commission, the Company has not obtained an independent private sector audit within the meaning of the Rule.

Overview of the Company and the Rule

The Company is the leading provider of natural gas as an alternative fuel for vehicle fleets in the United States and Canada, based on the number of stations operated and the amount of gasoline gallon equivalents (“GGEs”) of compressed natural gas (“CNG”), liquefied natural gas (“LNG”) and renewable natural gas (“RNG”) delivered.  The Company’s principal business is supplying CNG, LNG and RNG (RNG can be delivered in the form of CNG or LNG) for light, medium and heavy-duty vehicles and providing operation, repair and maintenance (“O&M”) services for vehicle fleet customer stations. As a comprehensive solution provider, the Company also designs, builds, operates, services, repairs and maintains fueling stations, manufactures, sells and services non-lubricated natural gas fueling compressors and other equipment used in CNG stations and LNG stations, offers assessment, design and modification solutions to provide operators with code-compliant service and maintenance facilities for natural gas vehicle fleets, transports and sells CNG to large industrial and institutional energy users who do not have direct access to natural gas pipelines, processes and sells RNG, sells tradable credits it generates by selling natural gas and RNG as a vehicle fuel, and helps its customers acquire and finance natural gas vehicles and obtain federal, state and local tax credits, grants and incentives.  The Company targets customers in a variety of markets, including heavy-duty trucking, airports, refuse, public transit, industrial and institutional energy users and government fleets. As of December 31, 2015, the Company served approximately 986 fleet customers operating approximately 44,152 natural gas vehicles, and owned, operated or supplied over 570 natural gas fueling stations in 42 states in the U.S. and in British Columbia and Ontario in Canada.

The Rule requires disclosure of certain information if a company manufactures or contracts to manufacture products for which the minerals specified in the Rule are necessary to the functionality or production of those products.  The Rule also requires such companies to conduct certain inquiries designed to determine whether such minerals originated in the countries specified in the Rule.  The specified minerals, which are collectively referred to in this Report as the “Conflict Minerals,” are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten.  The specified countries, which are collectively referred to in this Report as “Covered Countries,” are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.  As described in this Report, certain of the Company’s operations manufacture, or contract to manufacture, products for which the Conflict Minerals are necessary to the functionality or production of those products.

When this Report uses the term “conflict-free,” it means the mines, smelters or refiners have been verified as complying with the Conflict-Free Smelter Program (the “CFSP”) of the Conflict-Free Sourcing Initiative (“CFSI”) or an equivalent third-party audit program.

Description of the Company’s Products Covered by this Report

This Report covers products: (i) for which Conflict Minerals are necessary to the functionality or production of the product; (ii) that were manufactured, or contracted to be manufactured, by the Company; and (iii) for which the manufacture was completed during the Reporting Period.  These products, which are collectively referred to in this Report as the “Covered Products,” consist of the following:

•                  CNG Compressors — products that create CNG by compressing natural gas.  This product category also includes replacement parts for CNG compressors.

•                  CNG Dispensers — products that dispense CNG into vehicles.  This product category also includes replacement parts for CNG dispensers.

•                  CNG Pressure Reduction Systems — systems that reduce the pressure of the natural gas that is supplied to a location.  This product category also includes replacement parts for CNG pressure reduction systems.

•                  LNG Pumps — products that offload LNG from cryogenic tanker trailers into storage tanks at LNG fueling stations.  LNG pumps also deliver LNG to dispensers from storage tanks.  This product category also includes replacement parts for LNG pumps.

•                  LNG Dispensers — products that dispense LNG into vehicles.  This product category also includes replacement parts for LNG dispensers.

•                  Fueling Station Support Panels — electrical storage panels used in natural gas fueling stations.  A fueling station support panel houses the point of sale system that tracks dispenser transactions, the communications system, purge fans, a digital video recorder and camera to record activities at the station and power circuits for station lighting and electrical control. This product category also includes replacement parts for fueling station support panels.

Third-party products that the Company retails but does not manufacture or contract to manufacture are outside the scope of this Report.

Overview of the Company’s Supply Chain

The Company’s supply chain with respect to the Covered Products is complex, and there are many third parties in the supply chain between the original sources of Conflict Minerals and the ultimate manufacture of the Covered Products.  In this regard, the Company does not purchase Conflict Minerals directly from mines, smelters or refiners.  The Company must therefore rely on its suppliers to provide information regarding the origin of Conflict Minerals that are necessary to the functionality or production of the Covered Products.  Moreover, the Company believes that the mines, smelters and refiners of the Conflict Minerals are best situated to identify the sources of Conflict Minerals, and therefore has sought to identify the applicable mines, smelters and refiners of Conflict Minerals in the Company’s supply chain.

The Company’s Conflict Minerals Policy

The Company maintains a policy relating to the Conflict Minerals (the “Company Policy”) that provides as follows:

•                  The Company is guided by its core beliefs and values as stated in the Company’s Code of Ethics.  The Company is committed to ethical practices and compliance with applicable laws and regulations wherever it does business.  The Company believes that its commitment to integrity and citizenship extends to its worldwide supply base.  The Company is committed to sourcing its products responsibly, and it expects its suppliers to also source materials from responsible suppliers.

•                  The Company expects its suppliers to partner with it to comply with the Rule.  The Company expects its suppliers to:

•                  Complete the Company’s Conflict Minerals survey, identifying whether any Conflict Mineral is present in the material that they sell to the Company and the smelter, refiner or mine that provided it (for this purpose, the Company’s direct suppliers may have to require successive upstream suppliers to complete the Company’s Conflict Minerals survey until the applicable smelter, refiner or mine is identified);

•                  Agree to cooperate fully with the Company in connection with any due diligence that the Company chooses to perform with respect to its inquiries; and

•                  When the Company deems it necessary, to provide reasonable proof of the due diligence performed by the supplier to support the information provided by the supplier to the Company.

•                  The Company evaluates its relationships with its suppliers on an ongoing basis, and reserves the right to consider the extent to which a supplier has failed to reasonably comply with the Company Policy in the course of such evaluation.

The Company has designed its Conflict Minerals reporting efforts to align and comply with the Rule.  The full text of the Company Policy is available at: http://investors.cleanenergyfuels.com/corporate-governance.cfm.  The foregoing website reference is intended to be an inactive textual reference and the contents of the Company’s website are not intended to be incorporated into this Report.

The Company’s Reasonable Country of Origin Inquiry and Due Diligence Process

The Company has conducted a good faith reasonable country of origin inquiry regarding the Conflict Minerals.  This good faith reasonable country of origin inquiry was reasonably designed to determine whether any of the Conflict Minerals originated in the Covered Countries and whether any of the Conflict Minerals may be from recycled or scrap sources.  The Company also exercised due diligence on the source and chain of custody of the Conflict Minerals as described below.

Due diligence process design

The Company’s due diligence measures have been designed to conform, in all material respects, to the framework in the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas: Second Edition (2013), including the related supplements on gold, tin, tantalum and tungsten (the “OECD Guidance”).

Due diligence performed

Below is a summary of the Company’s due diligence process performed for the Covered Products for the Reporting Period.  The measures described below are not all of the measures that the Company took in respect of the Reporting Period in furtherance of the Company Policy or pursuant to the Rule and the OECD Guidance.

OECD Guidance Step 1: Maintain a management system

•                  The Company continued to make the Company Policy publicly available.

•                  The Company maintained a working group that oversaw its due diligence process (“Working Group”).  The Working Group was led by the Company’s General Counsel, the Company’s Manager, Supply Chain, and the Director of Supply Chain Management and Manufacturing of the Company’s Clean Energy Compression subsidiary.  The Working Group also included a Clean Energy Compression Supplier Development Specialist, the Director of LNG Engineering and the Supply Chain Manager of the Company’s Clean Energy Cryogenics subsidiary, and the Company’s Director, Legal Affairs.  The Company also engaged an external service provider to support the due diligence process.

•                  The Company continued to use CFSI’s Conflict Minerals Reporting Template (the “Template”) as a means for the collection of information relating to the use and origin of Conflict Minerals (including smelter data) in the Company’s supply chain.

OECD Guidance Step 2: Identify and assess risks

•                  The Company contacted its 82 identified in-scope suppliers and provided them with a summary of the Rule, links to the Template and the Company Policy, and contact information for the Company.

•                  To aid in the identification and assessment of potentially adverse impacts, the Company defined several “Red Flags,” or indicators that one or more items in a response are worthy of further action by the Company.  The Red Flags were designed to ensure that the Template has been completely filled out and capture (i) reasonableness of responses using logic checks; (ii) whether a supplier has initiated its own due diligence on minerals sourcing; (iii) whether any Conflict Minerals are sourced from a Covered County, and if sourced from a Covered Country, whether the identified mines, smelters or refiners are conflict-free; and (iv) whether the mines, smelters or refiners identified by suppliers are “certified” or “active” under the CFSI.

•                  Suppliers that did not submit the Template by the requested deadline or presented Red Flags were contacted by members of the Working Group.

OECD Guidance Step 3: Design and implement strategy to respond to risk

•                  The Working Group reported the findings of the due diligence program to the Company’s senior management and Board of Directors.

•                  The Company maintained a risk management plan that establishes supplier risk management strategies, and followed up with suppliers as needed in accordance with such plan.

OECD Guidance Step 4: Carry out independent third-party audits of the supply chain

•                  The Company relied on the CFSI and that organization’s CFSP for independent third-party audits of the mines, smelters and refiners in its supply chain.

OECD Guidance Step 5: Report on supply chain due diligence

•                  The Company is reporting the results of the due diligence it performed by providing this Report as Exhibit 1.01 to a Form SD filed with the Securities and Exchange Commission.  The Company also has made this Report publicly available on its website.

Results of Due Diligence Performed

The Company’s efforts to determine the mine or location of origin of the Conflict Minerals contained in the Covered Products with the greatest possible specificity consisted primarily of the due diligence measures described in this Report.  Due to the efforts of the Working Group to identify and solicit responses from in-scope suppliers, the Company received responses from 85% of its identified in-scope suppliers.  This level of supplier response constituted a 22% increase over 2014 and a 37% increase over 2013.

As compared to 2014, more of the suppliers contacted by the Company provided the names of the facilities from which they source Conflict Minerals; however, the suppliers that identify such facilities continue to constitute a small portion of the Company’s identified in-scope suppliers.  Some suppliers responded that they were not requesting mine, smelter or refiner names from their suppliers and/or had not implemented due diligence procedures to determine the origin of Conflict Minerals in their respective supply chains.

Based on the information provided by the Company’s suppliers, and taking into account the supplier responses described in the preceding paragraph, the Company believes that the facilities that may have been used to process the Conflict Minerals in the Covered Products include the facilities listed in Tables 1, 2 and 3 at the end of this Report.  Of the 368 processing facilities identified for the Reporting Period by the Company’s suppliers, 204 were validated as conflict-free, 46 have agreed to participate in the CFSP but have not yet completed the program and 118 have not been validated as conflict-free.

Many of the supplier responses represented their supply chain at a company-level rather than being product-specific.  As such, the list of processing facilities disclosed in this Report may contain more facilities than those that actually process the Conflict Minerals contained in the Covered Products.

Based on its due diligence efforts, the Company does not have sufficient information to conclusively determine the countries of origin of the Conflict Minerals in the Covered Products.  However, based on the information provided by the Company’s suppliers, the Company has reason to believe that some of the Conflict Minerals contained in the Covered Products may have originated from Covered Countries or may not be from recycled or scrap sources.

Steps To Be Taken

The Company aims to take the following steps, among others, to improve its due diligence measures and to further mitigate the risk that the necessary Conflict Minerals contained in the Covered Products finance or benefit armed groups (perpetrator of serious human rights abuses) in the Covered Countries:

•                  Enhancing its employee training relating to the Rule, the Company Policy and the Company’s procedures to identify and work with in-scope suppliers.

•                  Continuing to engage with suppliers to help them better understand the Rule and the Company Policy and to obtain accurate and complete information about the origin of Conflict Minerals in the Company’s supply chain, including improving the quality of the processing facility data provided by suppliers.

•                  Seeking opportunities to assist suppliers in building capabilities with a view to improving due diligence performance.

•                  Continuing its initiative to include language in its new supply contracts that requires suppliers to comply with the Company Policy.

•                  Engaging in industry initiatives encouraging conflict-free supply chains.

Forward-Looking Statements

This Report contains forward-looking statements regarding the Company’s business, products and Conflict Minerals efforts, including steps the Company intends to take to mitigate the risk that Conflict Minerals in its products finance or benefit armed groups in the Covered Countires.  Words such as “expects,” “believes,” “aims” and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Report.  Additionally, statements concerning future matters that are not historical are forward-looking statements.  Although forward-looking statements in this Report reflect the Company’s good faith judgment, such statements can only be based on facts and assumptions currently known by the Company.  Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements.  Factors that could cause or contribute to such differences in results and outcomes include, among others: the risk that information reported to the Company by its suppliers, or industry information used by the Company, may be inaccurate; the risk that mines, smelters or refiners may not participate in the CFSP, which is a voluntary initiative; as well as risks discussed under the heading “Risk Factors” in the Company’s most recent Quarterly Report on Form 10-Q related to the Company’s compliance with government regulations and policies.  Readers are urged not to place undue reliance on forward-looking statements, which speak only as of the date of this Report.  The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Report.

Tables of Our Conflict Minerals Processing Facilities

Table 1.  CFSP-compliant processing facilities as of March 21, 2016.

Processing facilities reported in the Company’s supply chain validated as compliant according to the CFSP.

Metal	Processing Facility Name	Processing Facility Location
Gold	Aida Chemical Industries Co. Ltd.	Japan
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Gold	AngloGold Ashanti Córrego do Sítio Mineração	Brazil
Gold	Argor-Heraeus S.A.	Switzerland
Gold	Asahi Pretec Corp.	Japan
Gold	Asahi Refining Canada Limited	Canada
Gold	Asahi Refining USA Inc.	United States
Gold	Asaka Riken Co., Ltd.	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	Aurubis AG	Germany
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Chimet S.p.A.	Italy
Gold	DODUCO GmbH	Germany
Gold	Dowa	Japan
Gold	Eco-System Recycling Co., Ltd.	Japan
Gold	Elemetal Refining, LLC	United States
Gold	Elemetal Refining, LLC	Japan
Gold	Emirates Gold DMCC	United Arab Emirates
Gold	FSE Novosibirsk Refinery	Russian Federation
Gold	Heraeus Ltd. Hong Kong	China
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Japan Mint	Japan
Gold	Jiangxi Copper Co., Ltd.	China
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	JSC Uralelectromed	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kazzinc Ltd	Kazakhstan
Gold	Kennecott Utah Copper LLC	United States
Gold	Kojima Chemicals Co., Ltd	Japan
Gold	LS-NIKKO Copper Inc.	Korea, Republic Of
Gold	Materion	United States

Metal	Processing Facility Name	Processing Facility Location
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Metalor Technologies (Hong Kong) Ltd	China
Gold	Metalor Technologies (Singapore) Pte. Ltd.	Singapore
Gold	Metalor Technologies S.A.	Switzerland
Gold	Metalor USA Refining Corporation	United States
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	Mexico
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey
Gold	Nihon Material Co. LTD	Japan
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Russian Federation
Gold	PAMP S.A.	Switzerland
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	PX Précinox S.A.	Switzerland
Gold	Republic Metals Corporation	United States
Gold	Royal Canadian Mint	Canada
Gold	Schone Edelmetaal B.V.	Netherlands
Gold	SEMPSA Joyería Platería S.A.	Spain
Gold	Sichuan Tianze Precious Metals Co., Ltd	China
Gold	Singway Technology Co., Ltd.	Taiwan
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold	Solar Applied Materials Technology Corp.	Taiwan
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	T.C.A S.p.A	Italy
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	Tokuriki Honten Co., Ltd	Japan
Gold	Umicore Brasil Ltda	Brazil
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium
Gold	United Precious Metal Refining, Inc.	United States
Gold	Valcambi S.A.	Switzerland
Gold	Western Australian Mint trading as The Perth Mint	Australia
Gold	Yamamoto Precious Metal Co., Ltd.	Japan
Gold	Yokohama Metal Co Ltd	Japan
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China

Metal	Processing Facility Name	Processing Facility Location
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum	Conghua Tantalum and Niobium Smeltry	China
Tantalum	D Block Metals, LLC	United States
Tantalum	Duoluoshan	China
Tantalum	Exotech Inc.	United States
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	FIR Metals & Resource Ltd.	China
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Global Advanced Metals Boyertown	United States
Tantalum	H.C. Starck Co., Ltd.	Thailand
Tantalum	H.C. Starck GmbH Goslar	Germany
Tantalum	H.C. Starck GmbH Laufenburg	Germany
Tantalum	H.C. Starck Hermsdorf GmbH	Germany
Tantalum	H.C. Starck Inc.	United States
Tantalum	H.C. Starck Ltd.	Japan
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	Hi-Temp Specialty Metals, Inc.	United States
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., LTD	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co, Ltd	China
Tantalum	KEMET Blue Metals	Mexico
Tantalum	KEMET Blue Powder	United States
Tantalum	King-Tan Tantalum Industry Ltd	China
Tantalum	LSM Brasil S.A.	Brazil
Tantalum	Metallurgical Products India (Pvt.) Ltd.	India
Tantalum	Mineração Taboca S.A.	Brazil
Tantalum	Mitsui Mining & Smelting	Japan
Tantalum	Molycorp Silmet A.S.	Estonia
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	Plansee SE Liezen	Austria
Tantalum	Plansee SE Reutte	Austria
Tantalum	QuantumClean	United States
Tantalum	Resind Indústria e Comércio Ltda.	Brazil
Tantalum	RFH Tantalum Smeltry Co., Ltd	China
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
Tantalum	Taki Chemicals	Japan
Tantalum	Telex Metals	United States
Tantalum	Tranzact, Inc.	United States

Metal	Processing Facility Name	Processing Facility Location
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	China
Tantalum	Zhuzhou Cement Carbide	China
Tin	Alpha	United States
Tin	China Rare Metal Materials Company	China
Tin	China Tin Group Co., Ltd.	China
Tin	Cooper Santa	Brazil
Tin	CV Ayi Jaya	Indonesia
Tin	CV Gita Pesona	Indonesia
Tin	CV JusTindo	Indonesia
Tin	CV Nurjanah	Indonesia
Tin	CV Serumpun Sebalai	Indonesia
Tin	CV United Smelting	Indonesia
Tin	CV Venus Inti Perkasa	Indonesia
Tin	Dowa	Japan
Tin	Elmet S.L.U. (Metallo Group)	Spain
Tin	Fenix Metals	Poland
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	China
Tin	Magnu’s Minerais Metais e Ligas LTDA	Brazil
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Melt Metais e Ligas S.A.	Brazil
Tin	Metallic Resources, Inc.	United States
Tin	Metallo-Chimique N.V.	Belgium
Tin	Mineração Taboca S.A.	Brazil
Tin	Minsur	Peru
Tin	Mitsubishi Materials Corporation	Japan
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	Operaciones Metalurgical S.A.	Bolivia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Bangka Prima Tin	Indonesia
Tin	PT Bangka Tin Industry	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT BilliTin Makmur Lestari	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT Cipta Persada Mulia	Indonesia
Tin	PT DS Jaya Abadi	Indonesia

Metal	Processing Facility Name	Processing Facility Location
Tin	PT Eunindo Usaha Mandiri	Indonesia
Tin	PT Inti Stania Prima	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Panca Mega Persada	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Refined Bangka Tin	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Sukses Inti Makmur	Indonesia
Tin	PT Sumber Jaya Indah	Indonesia
Tin	PT Timah (Persero) Tbk Kundur	Indonesia
Tin	PT Timah (Persero) Tbk Mentok	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	PT Tommy Utama	Indonesia
Tin	PT Wahana Perkit Jaya	Indonesia
Tin	Resind Indústria e Comércio Ltda.	Brazil
Tin	Rui Da Hung	Taiwan
Tin	Soft Metais Ltda.	Brazil
Tin	Thaisarco	Thailand
Tin	VQB Mineral and Trading Group JSC	Vietnam
Tin	White Solder Metalurgia e Mineração Ltda.	Brazil
Tin	Yunnan Tin Company, Ltd.	China
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China
Tungsten	Global Tungsten & Powders Corp.	United States
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	H.C. Starck GmbH	Germany
Tungsten	H.C. Starck Smelting GmbH & Co.KG	Germany
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China
Tungsten	Hydrometallurg, JSC	Russian Federation
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China

Metal	Processing Facility Name	Processing Facility Location
Tungsten	Kennametal Huntsville	United States
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Niagara Refining LLC	United States
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	Vietnam
Tungsten	Wolfram Bergbau und Hütten AG	Austria
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Xiamen Tungsten Co., Ltd.	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China

Table 2.  CFSP participating processing facilities as of March 21, 2016.

Processing facilities reported in the Company’s supply chain that have agreed to participate in the CFSP but have not yet completed the program.

Metal	Processing Facility Name	Processing Facility Location
Gold	Advanced Chemical Company	United States
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	Boliden AB	Sweden
Gold	Cendres + Métaux S.A.	Switzerland
Gold	Daejin Indus Co. Ltd	Korea, Republic Of
Gold	Do Sung Corporation	Korea, Republic Of
Gold	Faggi Enrico S.p.A.	Italy
Gold	Geib Refining Corporation	United States
Gold	Heimerle + Meule GmbH	Germany
Gold	KGHM Polska Miedź Spółka Akcyjna	Poland
Gold	Korea Zinc Co. Ltd.	Korea, Republic Of
Gold	Metalor Technologies (Suzhou) Ltd.	China
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	Rand Refinery (Pty) Ltd	South Africa
Gold	Samduck Precious Metals	Korea, Republic Of
Gold	SAXONIA Edelmetalle GmbH	Germany
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	China
Gold	The Refinery of Shandong Gold Mining Co. Ltd	China
Gold	Torecom	Korea, Republic Of
Gold	WIELAND Edelmetalle GmbH	Germany
Gold	Zijin Mining Group Co. Ltd	China
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam

Metal	Processing Facility Name	Processing Facility Location
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam
Tin	EM Vinto	Bolivia
Tin	Feinhütte Halsbrücke GmbH	Germany
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	Phoenix Metal Ltd.	Rwanda
Tin	PT Karimun Mining	Indonesia
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	China
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	Kennametal Fallon	United States
Tungsten	Pobedit, JSC	Russian Federation
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	Vietnam

Table 3.  No known CFSP participating as of March 21, 2016.

Processing facilities reported in the Company’s supply chain that have not been validated as CFSP-compliant.

Metal	Processing Facility Name	Processing Facility Location
Gold	Aktyubinsk Copper Company TOO	Kazakhstan
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates
Gold	Bauer Walser AG	Germany
Gold	Caridad	Mexico
Gold	Chia Tai Metal Craft Products Co., Ltd.	China
Gold	China Gold International Resources Corp. Ltd.	Canada
Gold	China Golddeal	China
Gold	China National Gold Group Corporation	China
Gold	CHIN-LEEP ENTERPRISE CO., LTD.	Taiwan
Gold	Chugai Mining	Japan

Metal	Processing Facility Name	Processing Facility Location
Gold	Codelco	Chile
Gold	Colt Refining	United States
Gold	DaeryongENC	Korea, Republic Of
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	E-CHEM Enterprise Corp	Taiwan
Gold	Gansu Seemine Material Hi-Tech Co Ltd	China
Gold	Guangdong Jinding Gold Limited	China
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Heesung Catalysts Corp.	Korea, Republic Of
Gold	Hunan Chenzhou Mining Group Co., Ltd.	China
Gold	Hwasung CJ Co. Ltd	Korea, Republic Of
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	China
Gold	Jin Jinyin refining company limited	Japan
Gold	Kaloti Precious Metals	United Arab Emirates
Gold	Kanfort Industrial (Yantai)	China
Gold	Kazakhmys Smelting LLC	Kazakhstan
Gold	Korea Metal Co. Ltd	Korea, Republic Of
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	L’ azurde Company For Jewelry	Saudi Arabia
Gold	Lingbao Gold Company Limited	China
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	China
Gold	London Bullion Market Association	United Kingdom
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold	MK electron	Korea, Republic Of
Gold	Morigin Company	Japan
Gold	Morris and Watson	New Zealand
Gold	Ningbo Kangqiang	China
Gold	OJSC Kolyma Refinery	Russian Federation
Gold	Penglai Penggang Gold Industry Co Ltd	China
Gold	Realized the enterprise co.,ltd.	China
Gold	Sabin Metal Corp.	United States
Gold	SAMWON Metals Corp.	Korea, Republic Of
Gold	Sanmenxia HengSheng Science Technology R&D CO.LTD	China
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	So Accurate Group, Inc.	United States
Gold	Sudan Gold Refinery	Sudan
Gold	Suzhou Xingrui Noble	China
Gold	The Great Wall Gold and Silver Refinery of China	China

Metal	Processing Facility Name	Processing Facility Location
Gold	THE HUTTI GOLD MINES CO.LTD	India
Gold	Tian Cheng Chemical Industry	China
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China
Gold	Yantai Zhaojinlufu	China
Gold	Yunnan Copper Industry Co Ltd	China
Gold	YUNSIN	China
Gold	Zhejiang Suijin	China
Tantalum	Global Advanced Metals	United States
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	China
Tantalum	Shanghai Jiangxi Metals Co. Ltd	China
Tantalum	Tantalite Resources	South Africa
Tin	5N Plus	Canada
Tin	Amalgamated Metal Corporation	Malaysia
Tin	ASUKA Industries Inc.	Japan
Tin	CNMC (Guangxi) PGMA Co. Ltd.	China
Tin	CV Makmur Jaya	Indonesia
Tin	Electroloy Corporation Sdn Bhd	Malaysia
Tin	Estanho de Rondônia S.A.	Brazil
Tin	Gejiu Jin Ye Mineral Co., Ltd.	China
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
Tin	Guangxi Huaxi Group Limited	China
Tin	Huichang Jinshunda Tin Co. Ltd	China
Tin	JalanPantai/Malaysia	Malaysia
Tin	Jean Goldschmidt International	Belgium
Tin	Jiangxi Nanshan	China
Tin	Kaimeng(Gejiu) Industry and Trade Co., Ltd.	China
Tin	Kupol	Russian Federation
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	China
Tin	Metahub Industries Sdn. Bhd.	Malaysia
Tin	Metallo Chimique	Belgium
Tin	Minmetals Ganzhou Tin Co. Ltd.	China
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	China
Tin	Nikkei MC Aluminum Co., Ltd	Japan
Tin	Novosibirsk Integrated Tin Works	Russian Federation
Tin	PT Alam Lestari Kencana	Indonesia
Tin	PT Babel Surya Alam Lestari	Indonesia
Tin	PT Bangka Kudai Tin	Indonesia
Tin	PT Bangka Putra Karya	Indonesia
Tin	PT Bangka Timah Utama Sejahtera	Indonesia

Metal	Processing Facility Name	Processing Facility Location
Tin	PT Fang Di MulTindo	Indonesia
Tin	PT HANJAYA PERKASA METALS	Indonesia
Tin	PT HP Metals Indonesia	Indonesia
Tin	PT Koba Tin	Indonesia
Tin	PT Pelat Timah Nusantara Tbk	Indonesia
Tin	PT Seirama Tin Investment	Indonesia
Tin	PT Supra Sukses Trinusa	Indonesia
Tin	PT Tirus Putra Mandiri	Indonesia
Tin	PT Yinchendo Mining Industry	Indonesia
Tin	Shikishima Aluminum Inc./Fukui Factory	Japan
Tin	SOLDER COAT Co.,LTD	Japan
Tin	Standard Sp z o.o.	Poland
Tin	Westmetall GmbH & Co.KG	Germany
Tin	Yukenkougiyou	Japan
Tin	Yunnan Chengo Electric Smelting Plant	China
Tin	YunNan GeJiu Jin Ye Mineral Co.,Ltd	China
Tin	ZHEJIANG HUANGYAN XINQIAN ELECTRICAL EQUIPMENT FITTINGS FACTORY	China
Tin	Zhen bo shi ye Co., LTD	China
Tungsten	Alldyne Powder Technologies	United States
Tungsten	Ceratizit S.A	Luxembourg
Tungsten	Chunbao Carbide Science & Technology Co., Ltd	Taiwan
Tungsten	Ganxian Shirui New Material Co., Ltd.	China
Tungsten	Ganzhou Grand Sea W & Mo Group Co Ltd	China
Tungsten	ILJIN DIAMOND CO., LTD	Korea, Republic Of
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Richsea New Materials Co., Ltd.	China
Tungsten	Sumitomo Electric Industries	Japan
Tungsten	Wolfram Company CJSC	Russian Federation
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	China